UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2009

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21937	68-0262011
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2411 Stanwell Drive

Concord, California 94520

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 28, 2009, Cerus Corporation (the “Company” ), following approval by the Company’s Board of Directors (the “Board”), entered into an amendment to that certain Rights Agreement, originally dated as of November 3, 1999, and amended as of August 6, 2001 (the “Rights Agreement”), by and between the Company and Wells Fargo Bank, N.A., as successor to Wells Fargo Bank Minnesota, N.A. (formerly known as Norwest Bank Minnesota, N.A.), as Rights Agent (the “Rights Agent”). The Rights Agent currently serves as the Company’s transfer agent with respect to the Company’s common stock, par value $0.001 per share (the “Common Shares”), and also has been appointed transfer agent with respect to the Series C Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Shares”), if any, that may be issued pursuant to the exercise of the rights (the “Rights”) under the Rights Agreement. A brief description of the material terms of the Amendment (as defined in Item 3.03 below) are described below in response to Item 3.03, Material Modification to Rights of Security Holders, set forth below. The response to Item 3.03 is hereby incorporated herein by reference in its entirety in response to Item 1.01 of this Current Report on Form 8-K.

ITEM 3.03.	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

As set forth under Item 1.01 of this Current Report on Form 8-K, on October 28, 2009, the Company entered into an amendment to the Rights Agreement (the “Amendment”). The Amendment provides, among other things, for a decrease in the initial exercise price of the Rights under the Rights Agreement from $170.00 to $30.00 per one one-hundredth of a Preferred Share, and an extension of the final expiration date of the Rights from November 3, 2009 to October 27, 2019. Each one one-hundredth of a Preferred Share has designations and powers, preferences and rights, and the qualifications, limitations and restrictions designed to make it the economic equivalent of a Common Share. The Rights will continue to be evidenced by the stock certificates representing the Common Shares then outstanding, unless and until they are separated upon the occurrence of certain future events. The Amendment also provides for revisions to certain definitions in the Rights Agreement, including revisions to the definition of beneficial ownership under the Rights Agreement to include ownership of certain derivative securities, as well as other technical changes.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board. The Rights should not interfere with any merger or other business combination approved by the Board since the Rights may be amended to permit such acquisition or redeemed by the Company at $0.001 per Right prior to the earlier of (i) a person or group of affiliated or associated persons acquiring beneficial ownership of 15% or more of the outstanding Common Shares or (iii) the final expiration date of the Rights. The Board may terminate the Rights Agreement at any time or redeem the Rights prior to the time a person (or a group of affiliated or associated persons) acquires beneficial ownership of 15% or more of the Common Shares. The Rights may also be redeemed following a person (or a group of affiliated or associated persons) acquiring beneficial ownership of 15% or more of the outstanding Common Shares under certain limited circumstances.

The foregoing is only a brief description of the material terms of the Amendment, does not purport to be a complete description of the rights and obligations thereunder and is qualified in its entirety by reference to the Amendment that is filed as Exhibit 4.4 hereto as well as the Rights Agreement that was filed as Exhibit 4.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, filed with the Securities and Exchange Commission on August 10, 2009.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

4.4	Amendment to Rights Agreement, dated as of October 28, 2009, by and between Cerus Corporation and Wells Fargo Bank, N.A., as successor to Wells Fargo Bank Minnesota, N.A. (formerly known as Norwest Bank Minnesota, N.A.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Dated: October 30, 2009	By:	/S/ KEVIN D. GREEN
Kevin D. Green
Vice President, Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

4.4	Amendment to Rights Agreement, dated as of October 28, 2009, by and between Cerus Corporation and Wells Fargo Bank, N.A., as successor to Wells Fargo Bank Minnesota, N.A. (formerly known as Norwest Bank Minnesota, N.A.)